BARNETT BANKS, INC.

                       TRUST UNDER EXECUTIVE BENEFIT PLAN
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                                TABLE OF CONTENTS

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SECTION 1.     ESTABLISHMENT OF TRUST........................................................1

SECTION 2.     PAYMENTS TO PLAN PARTICIPANTS AND
               THEIR BENEFICIARIES...........................................................2

SECTION 3.     TRUSTEE RESPONSIBILITY REGARDING
               PAYMENTS TO TRUST BENEFICIARY WHEN
               COMPANY IS INSOLVENT..........................................................5

SECTION 4.     PAYMENTS TO COMPANY...........................................................6

SECTION 5.     INVESTMENT AUTHORITY..........................................................6

SECTION 5A.    SALE OF COMPANY STOCK BY TRUSTEE.............................................10

SECTION 6.     DISPOSITION OF INCOME........................................................12

SECTION 7.     ACCOUNTING BY TRUSTEE........................................................12

SECTION 8.     RESPONSIBILITY OF TRUSTEE....................................................13

SECTION 9.     COMPENSATION AND EXPENSES OF TRUSTEE.........................................14

SECTION 10.    RESIGNATION AND REMOVAL OF TRUSTEE...........................................14

SECTION 11.    APPOINTMENT OF SUCCESSOR.....................................................15

SECTION 12.    AMENDMENT OR TERMINATION.....................................................15

SECTION 13.    MISCELLANEOUS................................................................17

SECTION 14.    EFFECTIVE DATE...............................................................21
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                               BARNETT BANKS, INC.

                       TRUST UNDER EXECUTIVE BENEFIT PLAN

     THIS AGREEMENT made this 5th day of December, 1996, by and between BARNETT BANKS, INC., a Florida corporation, as grantor hereunder ("Company"), and U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association ("Trustee");

        (a) WHEREAS, Company has adopted the nonqualified deferred compensation plans as listed in Appendix A ("Plans");

        (b) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

        (c) WHEREAS, Company wishes to establish a trust ("Trust") for the benefit of certain officers and certain key managers of Company and Company's affiliates who participate in the Plans and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency (as herein defined) until full payment has been made in respect of such obligations of Company to Plan participants and their beneficiaries in such manner and at such time as specified in the Plans;

        (d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees or as an excess benefit plan for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

        (e) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plans;

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

        SECTION 1.    ESTABLISHMENT OF TRUST.

        (a) Company hereby deposits with Trustee 8,000,000 shares of common stock of Company, par value $2.00 per share ("Company Stock"), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

        (b)    The Trust hereby established shall be irrevocable.

        (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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        (d)    The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to Trustee in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel any such additional deposits under this subsection (e).

        SECTION 2.    PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

        (a) Company, or the Trustee's Contractor (as hereinafter defined) if one shall have been engaged, shall deliver to Trustee a schedule (a "Payment Schedule") that indicates the amounts payable by Company in accordance with the terms and conditions of the Plans in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule (to the extent such payments are not made by Company pursuant to subsection (c) of this Section 2). Notwithstanding the foregoing, if a benefit which is distributable in the form of Company Stock under the terms of a Plan becomes payable at a time when there is no (or insufficient) Company Stock in the Trust with which to satisfy such benefit obligation and if the Company fails or refuses to pay such benefit within a reasonable time after notice from Trustee that it has become so payable, Trustee shall use other assets of the Trust to acquire Company Stock, on the open market or otherwise in its discretion, sufficient to satisfy such benefit obligation.

        (b) The entitlement of a Plan participant or his or her beneficiaries to benefits payable by Company under the Plans shall be determined in accordance with the terms of the Plans by Company or such party as it shall designate under the Plans, or the Trustee's Contractor if one shall have been engaged, and any claim for such benefits shall be considered and reviewed and paid or not paid under the procedures set out in the Plans. Neither Trustee nor Trustee's Contractor shall have any obligation for determining whether any Plan participant or beneficiary has died and shall be entitled to rely upon any information in this regard furnished by Company.

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        (c)    Company may make payment of benefits directly to Plan
participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon are not sufficient to make payments of benefits payable by Company in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

        (d) Company may engage a third party administrator as a contractor of the Trustee (a "Trustee's Contractor"), who shall not be a Plan participant or beneficiary (but who may be the Trustee), to perform functions described in this
Section 2(d) and elsewhere in this Trust Agreement which would otherwise be performed by Company.

               (1) Upon engagement of a Trustee's Contractor, as soon as practicable but in no event longer than thirty (30) days thereafter, Company shall furnish to the Trustee's Contractor copies of the Plan documents and other information necessary to determine the benefits which are or may become payable by Company to or with respect to each participant in each Plan, including any benefits payable after the participant's death, and the recipient of same and the procedures which Company has adopted to calculate such benefit payments. Company shall regularly, at least annually, and upon each benefit change under the Plans, furnish revised, updated information to the Trustee's Contractor. In the event Company refuses or neglects to provide updated participant information as contemplated herein, the Trustee' Contractor shall be entitled to rely on the most recent information furnished to it by Company.

               (2) In the event of a Potential Change in Control (as hereinafter defined), Company shall have the duty to engage, as soon as practicable thereafter, a Trustee's Contractor reasonably acceptable to the Trustee if there shall at that time be no Trustee's Contractor then serving. After a Change in Control, Company shall not have any control or authority with respect to the Trustee's Contractor so engaged or then serving, or any successor Trustee's Contractor, including without limitation any rights with respect to the removal or replacement of any such Trustee's Contractor or its duties pursuant to this Trust Agreement.

               (3) Unless Trustee agrees to perform the functions of the Trustee's Contractor described herein, Trustee shall have no responsibility hereunder for any obligation assigned to a Trustee's Contractor or (subject to subsection (4) below) for the performance of a Trustee's Contractor's duties and responsibilities under this Trust Agreement.

               (4) Company may replace or remove its Trustee's Contractor from time to time serving hereunder, in its sole discretion, prior to the occurrence of a Change in

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        Control. Following a Change in Control, Trustee, in its sole discretion, may remove a Trustee's Contractor engaged by Company or any successor Trustee's Contractor and shall remove any such person and engage a successor to such person if Trustee deems such person's performance as a Trustee's Contractor unsatisfactory. At all times following a Change in Control, upon any such removal, or the voluntary resignation of any such Trustee's Contractor or the occurrence of any other event which shall result in the cessation of performance of the Trustee's Contractor's duties hereunder, Trustee shall use its best efforts to engage a new Trustee's Contractor (which may be Trustee); provided, however, Trustee shall perform the duties of the Trustee's Contractor during any period for which Trustee is unable to find a new Trustee's Contractor (so that there will be no default in payments under the Plans as a result of the absence of a Trustee's Contractor), and any person engaged as a Trustee's Contractor shall in the judgment of Trustee be independent of Company. The person who removes or replaces a Trustee's Contractor shall be responsible for assuring that there is a timely and complete transfer of records from such Trustee's Contractor to such person's successor.

               (5) Except for the records dealing solely with the assets of the Trust and investment of those assets, which shall be maintained by the Trustee, if a Trustee's Contractor shall be engaged, the Trustee's Contractor shall maintain all Plan participant records contemplated by this Agreement, including the Payment Schedule. All such records and copies of the Plan documents and employment records of the participants in the possession of the Trustee's Contractor shall be made available promptly upon request of Trustee or Company. The Trustee's Contractor shall also prepare and distribute participant statements to participants and beneficiaries and shall perform such other duties and responsibilities contemplated under the terms of this Trust Agreement as Company or Trustee, as the case may be, determines is necessary or advisable to achieve the objectives of this Trust Agreement.

               (6) Company shall indemnify and hold harmless its Trustee's Contractor for any liability or expenses, including without limitation advances for or prompt reimbursement of reasonable fees and expenses of counsel and other agents retained by it, incurred by the Trustee's Contractor with respect to keeping the records for participants, benefits, reporting thereon to participants and beneficiaries, certifying benefit information to Trustee, determining the status of benefits hereunder and otherwise carrying out its obligations under this Trust Agreement, other than those resulting from Trustee's Contractor's negligence or willful misconduct or its failure to reasonably calculate and certify the amount of benefits based on the applicable terms of the Plan documents and other information and procedures furnished by Company to the Trustee's Contractor in accordance with this Trust Agreement. The Trustee's Contractor shall be entitled to reasonable compensation for services hereunder, the amount of which shall be agreed upon from time to time by Company or, following a Change in Control, the Trustee, and the Trustee's Contractor in writing, and

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        reimbursement for reasonable expenses incurred in connection with its performance of such services. Following a Change in Control, Trustee's good faith determination of compensation to be paid to a Trustee's Contractor (including Trustee when it acts in such capacity) shall be binding on the Company and each other person having an interest in the Trust. All such compensation and expenses shall be paid by the Company. If not so paid, such compensation and expenses shall be paid by the Trustee from the assets of the Trust.

               (7) Except as may be otherwise agreed by the Trustee's Contractor and Company, or Trustee following a Change in Control, the Trustee's Contractor's obligations are limited solely to those explicitly set forth herein and the Trustee's Contractor shall have no responsibility, authority or control, direct or indirect, over the maintenance or investment of the Trust and shall have no obligation in respect of Trustee or the Trustee's compliance with the Trustee's Contractor's certifications to Trustee.

     SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

        (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        (b)    At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

               (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

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               (3) If at any time Trustee has determined that Company is
        Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

               (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

        (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due from Company to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

        SECTION 4.    PAYMENTS TO COMPANY.

        (a) Except as provided in Sections 3, 4(b), 4(c), 5(b) and 12(c) hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans to the extent such benefits are obligations of Company.

        (b) Prior to a Change in Control, Trustee shall, if so instructed by Company in writing within thirty (30) days after the actual filing of Company's federal income tax return for a year, reimburse Company from the assets of the Trust for federal, state or local income taxes, or any part thereof, which Company certifies that it has paid, attributable to income of the Trust for such year, as determined by Company, within thirty (30) days after receipt of such request. No reimbursement for taxes pursuant to this Section 4(b) may be made following a Change in Control.

        (c) Notwithstanding any other provision of this Trust Agreement, including without limitation Section 1(b) hereof, prior to a Change in Control Company shall have the right with respect to each contribution to the Trust to cause Trustee to return all or any portion of a contribution and any and all income on such contribution to Company. Such right shall be exercised by giving written notice to Trustee and shall be exercisable in a nonfiduciary capacity without the approval or consent of Trustee or any other person. Such right shall expire with respect to each contribution to the Trust upon the earlier of (i) thirty days following the date

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on which the contribution is made, (ii) the last day of the taxable year of
Company in which the contribution is made or (iii) a Change in Control. Company's right under this Section 4(c) shall expire upon a Change in Control.

        SECTION 5.    INVESTMENT AUTHORITY.

        (a). Except as otherwise provided in subsections (c), (d), (e) and (g) of this Section 5 and in Section 5A hereof, the assets of the Trust shall be invested and reinvested by Trustee, without distinction between principal and income, at such time or times in such investments and pursuant to such investment strategies or courses of action and in such shares and proportions, as Trustee, in its sole discretion, shall deem advisable. Except as otherwise provided herein, Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by, or rest with Plan participants, except that (i) the Trustee shall vote Company Stock in the same proportion that all other Company shareholders vote their shares of Company Stock and voting rights with respect to all other Trust assets will be exercised by Company and; (ii) Trustee shall waive dividend rights with respect to Company Stock and all other dividend rights with respect to Trust assets will rest with Company. Notwithstanding anything to the contrary contained herein, in the case of a tender offer for Company Stock, the Trustee shall have no right to tender shares of Company Stock held by the Trust.

        (b) Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. In connection with any substitution of assets described in this Section 5(b), Company Stock may not revert to Company in kind at any time following a voting record date for any meeting of Company stockholders and before such meeting, unless Trustee shall have voted such shares by proxy. Such reversion may occur immediately following the stockholders meeting to which such record date relates. Further, any such substitution may be made only out of property available to the Company for the purchase of shares of stock under applicable state law, as determined by Company.

        (c) Subject to the provisions of Section 5A, investment authority over the Trust's assets, or any portion thereof may be reserved by Company to itself from time to time in its absolute discretion, prior to a Change in Control. Any such reservation of discretionary authority by Company shall be communicated to Trustee in writing. In this regard, unless Company notifies Trustee to the contrary, Company shall act through its Management Development and Compensation Committee of Company's Board of Directors or any other person who is authorized to act on Company's behalf by a resolution of Company's Board of Directors. Company shall furnish Trustee from time to time with a list of the names and signatures of all persons authorized to so act. Notwithstanding anything to the contrary

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contained herein, following a Change in Control, Company may not reserve discretionary authority for the management and control of any assets of the Trust and any prior reservation then in effect shall immediately be nullified.

        (d) Trustee shall be under no duty or obligation to review or to question any direction of Company pursuant to authority reserved under subsection (c) of this Section 5, or to review securities or any other property so held with respect to prudence or proper diversification, or to make any suggestions or recommendation to Company with respect to the retention or investment of any such assets and shall have no authority to take any action or to refrain from taking any action with respect to any such assets unless and until it is directed to do so by Company. Notwithstanding anything to the contrary in this Trust Agreement, Company does hereby discharge, indemnify and hold harmless Trustee, its directors, officers, employees, and agents, from and against any and all losses, costs, damages, claims, penalties, expenses (including reasonable attorneys, fees and expenses) or liabilities arising in connection with Trustee's administration of the Trust consistent with Section 5(c).

        (e) Trustee shall be responsible for assuring the daily investment of cash balances, if any, unless directed otherwise by the Company pursuant to authority reserved in subsection (c) of this Section 5, so as to maintain uninvested cash balances at a minimum.

        (f) Without in any way limiting the powers and discretions conferred upon Trustee by the other provisions of this Trust Agreement, Trustee (and Company acting pursuant to authority reserved under subsection (c) of this
Section 5) shall be vested with the following powers and discretions (to be exercised in light of the nature and purpose of this Trust) with respect to the assets of the Trust subject to its management and control:

               (1) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities), leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust;

               (2) To invest and reinvest all or any portion of the Trust collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by Trustee, to be held and invested subject to all of the terms and conditions thereof, and such trust shall be deemed adopted as a part of the Trust to the extent that assets of the Trust are invested therein;

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               (3) To retain any property at any time received by the Trustee;

               (4) To sell or exchange any property held by it at public or private. sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

               (5) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

               (6) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power, thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

               (7) To extend the time of payment of any obligation held by it;

               (8) To hold uninvested any monies received by it, without liability for interest thereon until such monies shall be invested, reinvested or disbursed;

               (9) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

               (10) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

               (11) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests, or rights held by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision for amortization of the investment in or depreciation of the value of such property;

               (12) To employ suitable agents (including but not limited to actuarial and employee benefit consulting firms) and counsel, who may be counsel to Company or Trustee, and to pay their reasonable expenses and compensation from the Trust to the extent not paid by Company;

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               (13) To register any securities held in the Trust in the name of a nominee and to hold any investment in bearer form, and to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities or to deposit or arrange for the deposit of such securities in a qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person, or to deposit or arrange for the deposit of any securities issued by the United States Government, or an agency or instrumentality thereof, with a federal reserve bank, but the books and records of Trustee shall at all times show that all such investments are part of the Trust;

               (14) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, Trustee shall not be required to take any such action unless it shall have been indemnified by Company or the Trust to its reasonable satisfaction against liability and expense it might incur therefrom;

               (15) To organize under laws of any state a corporation or. trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and

               (16) Generally, to do all acts consistent with its duties hereunder, whether or not expressly authorized, that Trustee may deem necessary or desirable for the protection of the Trust.

        (g) Notwithstanding anything to the contrary contained herein (other than the provisions of Section 5A hereof), unless and until directed otherwise by Company, or the occurrence of a Change in Control, the assets of the Trust shall be invested exclusively in the Company Stock except to the extent that Company directs otherwise with respect to a portion of the assets in anticipation of reasonable liquidity needs of the Trust. With respect to assets of the Trust invested in Company Stock, Trustee shall have no obligation to diversify investments in the Trust, and shall not be subject to any rule of applicable law which might otherwise make necessary, require, or in any way deem appropriate diversification of investments in the Trust, all such rules being hereby expressly waived. Notwithstanding anything to the contrary in this Trust Agreement, Company does hereby discharge, indemnify and hold harmless Trustee, its directors, officers, employees and agents, from and against any and all losses, costs, damages, claims, penalties, expenses (including reasonable attorneys' fees and expenses) or liabilities arising in connection with such Trustee's administration of the Trust consistent with this Section 5(g).

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        (h)    Following a Change in Control, Trustee may no longer invest in
Company Stock or any other securities or obligations issued by Company, and
Section 5(g) shall no longer apply. After a Change in Control, Trustee shall have and exercise all discretionary authority for the management and control of Trust assets and shall commence the orderly disposition of Company Stock, subject to the provisions of Section 5A hereof to the extent applicable. Trustee may, in its sole discretion, retain Company Stock acquired prior to a Change in Control for such period of time as Trustee deems appropriate and in the best interest of participants and beneficiaries in the Plans. In no event may Trustee make additional investments in Company Stock on behalf of the Trust after a Change in Control, other than (i) amounts held in diversified common investment vehicles in which Trustee invests, and (ii) through the exercise of rights to acquire Company Stock attributable to shares held at the time of the Change in Control, in the Trustee's sole discretion, if the Trustee deems such exercise appropriate and in best interest of the participants and beneficiaries in the Plans.

        SECTION 5A.   SALE OF COMPANY STOCK BY TRUSTEE.

        (a) Except as otherwise specifically permitted herein, Trustee may not sell Company Stock except: (1) as necessary from time to time to satisfy benefit obligations under the Plans which are required to be paid by Trustee under this Trust; or (2) following a Change in Control; and then only as specifically permitted herein.

        (b) Trustee shall provide Company with not less than thirty (30) days prior notice that it proposes to sell any Company Stock, unless Trustee determines in good faith that such delay would cause irreparable harm to Trustee or to the Trust, in which event Trustee shall provide reasonable notice of such proposed sale. Notice shall be given by telephone, confirmed promptly by facsimile or first class mail, postage prepaid. Trustee shall specify in any event the number of shares proposed to be sold.

        (c) Trustee shall make sales of Company Stock pursuant to an effective registration statement under, or an exemption (including but not limited to Rule 144) from, the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable state securities laws.

     (d) In the event the Company Stock has been registered pursuant to the Securities Act, Company shall:

               (1) from time to time within the period of effectiveness of the registration statement (i) immediately advise Trustee of any event or development, including a material adverse change in the financial condition, business or affairs of Company, known to Company (other than events or developments affecting market or economic conditions generally), which may have a material adverse impact on the proposed offering; and (y) within the period of effectiveness of such registration statement, advise

        Trustee of any event or development requiring amendment or supplement (which amendment or supplement shall be prepared with reasonable promptness by Company) of the registration statement or prospectus used in connection therewith or rendering it inadvisable to use the prospectus until it is supplemented or amended; and

               (2) furnish to Trustee such number of copies of any preliminary and final prospectuses and any amendments and supplements thereto as Trustee may reasonably request.

        (e) With respect to such registration, Trustee and Company may negotiate with an underwriter selected or approved by Company with regard to the underwriting of such requested registration. Company shall enter into an underwriting agreement in customary form with the underwriter(s) and Trustee in which Company and Trustee (to the extent applicable based only on such information as is provided in writing by Trustee) shall provide customary indemnification to such underwriter(s) and each other.

        (f) Trustee shall provide all such information and materials and take all such actions, furnish all such information, execute all such documents and cooperate with Company in good faith, all as may be reasonably required in order to permit Company to comply with all applicable requirements of the Commission and all other applicable laws or regulations and to obtain acceleration of the effective date of any registration statement.

        (g) All expenses incurred in connection with any registration, qualification or compliance pursuant to this Trust Agreement, including without limitation, all registration, filing and qualification fees, printing and engraving expenses, fees and disbursements of counsel for Company, and expenses of any special audits or comfort letters incidental to or required by such registration, shall be borne by Company.

        (h) Notwithstanding any contrary provision of this Agreement, if a delay in filing or effectiveness of a registration statement under the Securities Act would prevent the Trustee from selling Company Stock expeditiously enough to meet the Trustee's good faith needs, or if a registered sale would not permit Trustee to sell Company Stock expeditiously enough to meet Trustee's good faith needs, and Company determines, upon written advice of counsel, that a proposed sale of Company Stock could not reasonably be made pursuant to an exemption from the Securities Act, then Trustee may demand that Company purchase the Company Stock desired to be sold at fair market value, which shall be the volume weighted average trading price (including only trades which would meet the time of purchases conditions under Rule 10b-18 ("Rule 10b-18") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of a share of such security on the New York Stock Exchange on the day that Company receives such demand. Company and Trustee shall use their reasonable best efforts to agree as to the prompt execution, closing and delivery of shares and proceeds therefor.

        (i) Until a Change in Control, Company may, on notice of a proposed sale by Trustee, whether or not exempt, elect to purchase such Company Stock from Trustee at fair market value, as defined in Section 5A(h), and with the manner, conditions. and closing of such sale to be agreed upon by Company and Trustee.

        (j) Company shall be entitled to postpone the filing of any registration statement and any amendment or supplement thereto, or to direct that Trustee postpone any sale or put if (i) company determines, in its reasonable business judgment, that such filing, registration and offering, or sale or put, would materially interfere with the likely success of a proposed purchase or sale of securities by Company; or (ii) counsel for Company opines in writing that the filing of such registration statement, amendment or supplement, or sale or put would have a material adverse impact on any material ongoing or pending transaction or program of Company or any of its subsidiaries or any other circumstances; provided, that should such delays adversely affect the Trustee's ability to pay benefits as contemplated by this Trust Agreement, then Company shall advance such funds as may be reasonably needed by Trustee for such proposed pending sale.

        (k) Company and Trustee shall each cooperate in good faith and employ their reasonable best efforts in permitting and effecting any purchase or sale of Company Stock as contemplated in this Section 5A and each shall comply with all applicable laws and regulations relating to the foregoing including, without limitation, federal and state securities laws, rules and regulations issued thereunder, and any other governmental or stock exchange requirements or regulations relating thereto.

     SECTION 6. DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

        SECTION 7. ACCOUNTING BY TRUSTEE. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. In addition, as of the end of each calendar month (referred to in this Trust as a valuation date, within ten (10) days after each such month-end, Trustee shall deliver to Company a written account setting forth the value of the Trust's assets, together with such other information as shall be agreed upon between Company and Trustee.

        SECTION 8.    RESPONSIBILITY OF TRUSTEE.

        (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for (i) any action taken pursuant to a direction, request or approval given by Company or a Trustee's Contractor which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company or a Trustee's Contractor (other than Trustee when it acts as Trustee's Contractor), or (ii) the investment in, or retention of, Company Stock pursuant to the terms of this Agreement, and no such action shall be considered a breach of the fiduciary standard herein set forth. In the event of a dispute between Company or a Trustee's Contractor and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If Trustee undertakes or defends any litigation arising in connection with this Trust or the Plans (including without limitation any action to compel Company to take any action under the Trust or the Plans, or to determine Trustee's obligations hereunder), Trustee shall be indemnified by Company against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys, fees and expenses) relating thereto and Company shall be primarily liable for such payments, other than those arising from Trustee's negligence or willful misconduct. The Company will, upon notice, pay monthly in arrears to or on behalf of the Trustee, all reasonable attorneys' fees and expenses incurred by the Trustee. In the event that the Trustee is determined to have incurred any liability as a result of the Trustee's negligence or willful misconduct, the Trustee will promptly reimburse the Company for all legal fees and expenses paid by the Company to or on behalf of the Trustee.

        (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

        (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals (who may also serve the same roles for the Company generally) to assist it in performing any of its duties or obligations hereunder.

        (e) Trustee shall have, without exclusion, all powers consistent with the terms hereof conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        (g) The Company has represented to the Trustee that each Plan qualifies as either (i) an excess benefit plan within the meaning of Section 4(b) of ERISA or (ii) a "top-hat" plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, which is exempt from the provisions of Part 4 of Title I of ERISA. The Trustee is entering into this Agreement in reliance upon the Company's representation. Accordingly, in the event that any Plan fails to qualify as an excess benefit plan or a top-hat plan exempt from ERISA, then notwithstanding any other provision of this Agreement to the contrary, the Company will indemnify and hold the Trustee harmless from all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Trustee incurs as a result of a breach of fiduciary duty under ERISA arising from any action taken, or omitted to be taken, by the Trustee in good faith in accordance with this Agreement. The Company will, upon notice, pay monthly in arrears to or on behalf of the Trustee, all reasonable attorneys' fees and expenses incurred by the Trustee. In the event that the Trustee is determined to have incurred any liability as a result of the Trustee's negligence or willful misconduct, the Trustee will promptly reimburse the Company for all legal fees and expenses paid by the Company to or on behalf of the Trustee.

        SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE. All administrative and Trustee's fees as agreed upon between Trustee and Company and reasonable expenses actually incurred by the Trustee in performing its duties hereunder shall be paid by Company. If not so paid, the fees and expenses shall be paid by Trustee from the assets of the Trust and, until so paid, shall constitute a lien on the assets of the Trust.

        SECTION 10.   RESIGNATION AND REMOVAL OF TRUSTEE.

        (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise; provided that in no event shall any such resignation take effect prior to the appointment of a successor Trustee.

     (b) Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change in Control, as defined herein, Trustee may not be removed by Company for two (2) years.

        (d) If Trustee resigns or is removed within two (2) years of a Change in Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal. Upon the appointment and acceptance by, and transfer of assets to, a successor Trustee, Trustee shall have no further responsibilities under this Trust Agreement.

        (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

        (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

        SECTION 11.   APPOINTMENT OF SUCCESSOR.

        (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) or (c) hereof, Company may, subject to Section 10(d), appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state or federal law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

        (b)    If Trustee resigns or is removed pursuant to the provisions of
Section 10(a), (b), (c) or (d) hereof and selects a successor Trustee pursuant to Section 10(d) hereof, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state or federal law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

        (c) A former Trustee shall prepare and deliver to Company and to the successor Trustee a final accounting unless Company waives Company's right to such accounting, and such accounting shall be effective through the date of the former Trustee's transfer of all assets to its successor. The successor Trustee need not examine the records and acts of any prior

Trustee unless requested to do so by Company (and, after a Change in Control, unless the successor Trustee in addition concludes that there is a reasonable basis for such request by Company) and may retain or dispose of existing Trust assets, subject to Sections 5A, 7 and 8 hereof. Subject to the foregoing, the successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee. The compensation arrangement for the successor Trustee shall be reasonable in relation to the services to be performed by the successor Trustee.

        SECTION 12.   AMENDMENT OR TERMINATION.

        (a) This Trust Agreement (including Appendix A hereto) may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans as then in effect or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

               (1) Furthermore, notwithstanding anything to the contrary in this Trust Agreement (except as otherwise provided in this Section 12), (i) prior to a Change in Control, no amendment shall be made to Section
        1(d) and Section 1(e), Section 2, Section 4, Section 5(h), Section 10(c), Section 10(d), this Section 12(a), Section 13(d), Section 13(g),
        Section 13(j), and Section 13(k), and no deletion shall be made in Appendix A, unless such amendment would not, in the opinion of counsel, have a material and adverse effect on the rights or interests of adversely affected participants; and (ii) following a Change in Control, no amendment shall be made to any provision of this Trust Agreement (including Appendix A hereto) unless such amendment would not, in the opinion of counsel, have a material and adverse effect on the rights or interests of adversely affected participants.

               (2) The limitations contained in Section 12 (a) (1) shall not apply with respect to any amendment which is reasonably necessary, in the opinion of counsel, to preserve the status of the Trust as a grantor trust and the status of the Plans as unfunded for federal income tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended, or to guard against an adverse impact on Plan participants or beneficiaries and which, in the opinion of counsel, is drafted primarily to preserve such status or to reduce or eliminate such adverse impact on such person or persons.

               (3) In each instance in which an opinion of counsel is contemplated in this Section 12(a) prior to a Change in Control, such opinion shall be in writing and delivered to Trustee, rendered by a nationally recognized law firm selected by Company, and in each instance in which an opinion of counsel is contemplated in this

        Section 12(a) after a Change in Control, such opinion shall be in writing and delivered to Trustee, rendered by a nationally recognized law firm selected by the Trustee's Contractor. Trustee may rely on all such opinions and determinations.

        (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits from Company pursuant to the terms of the Plans. Upon termination of the Trust any as assets remaining in the Trust shall be returned to Company.

        (c) Upon written approval of participants or beneficiaries entitled, to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

        (d) Trustee may rely for purposes of this Section 12 on a certificate furnished by Company prior to a Change in Control, and by the Trustee's Contractor after a Change in Control, (i) with respect to subsection (b) of this
Section 12, that Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, and (ii) with respect to subsection (c) of this Section 12, that the written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans has been obtained.

        SECTION 13.   MISCELLANEOUS.

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of California.

        (d) For purposes of this Trust, a "Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

               (i) any person, as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (A) Company or any of its affiliates (as defined in Rule l2b-2 promulgated under the Exchange Act), or any employee benefit plan established by any of the foregoing (collectively, an "Employee Benefit Plan"), (B) an underwriter temporarily holding securities pursuant to an offering of such securities, or (C) a corporation owned, directly or indirectly, by stockholders of Company in substantially the same proportions as their ownership of Company) (a "Person"), is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Company (not including in the securities beneficially owned by such Person any securities acquired directly from Company) representing twenty-five percent (25%) or more of the combined voting power of Company's then outstanding voting securities;

               (ii) during any period of up to two consecutive years (not including any period prior to the Effective Date) individuals who, at the beginning of such period, constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this Subsection (d)), will be deemed a director as of the beginning of such period;

               (iii) the stockholders of Company approve a merger or consolidation of Company with any other corporation (other than (A) a merger or consolidation that would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an Employee Benefit Plan, at least fifty-one percent (51%) of the combined voting power of the voting securities of Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in paragraph (i) of this Subsection (d)), directly or indirectly, of securities of Company (not including in the securities beneficially owned by such Person any securities acquired directly from Company) representing twenty-five percent (25%) or more of the combined voting power of Company's then outstanding voting securities); or

               (iv) the stockholders of Company approve a plan of complete liquidation of Company or any agreement for the sale or disposition by Company of all or substantially all of Company's assets, other than a sale or disposition by Company of all or substantially all of Company's assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of Company immediately prior to such sale.

All references to provisions of the federal securities laws are to such provisions as in effect on the Effective Date without regard to any subsequent amendments of, changes to or revocation of such provisions.

        (e) For purposes of this Trust Agreement, a "Potential Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

               (i) the Company enters into a definitive written agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

               (iii) any Person becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities.

        (f) Upon the occurrence of a Change in Control or a Potential Change in Control, the Company shall promptly give notice thereof to the Trustee.

        (g) (1) After the execution of this Trust Agreement, Company shall promptly file with Trustee, and following the appointment of a Trustee's Contractor, Company shall promptly file with the Trustee's Contractor, a certified list of the names and specimen signatures of the officers of Company and any delegate authorized to act for it. Unless Company notifies Trustee to the contrary, Company shall act through its Treasurer or any person who such Treasurer authorizes in writing to act on his behalf or any other person who is authorized to act on Company's behalf by a resolution of Company's Board of Directors. Company shall promptly notify Trustee and the Trustee's Contractor, if applicable, of the addition or deletion of any person's name to or from such list, respectively. Until receipt by Trustee and/or the Trustee's Contractor of notice that any person is no longer authorized so to act, Trustee or the Trustee's Contractor may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to Trustee or the

Trustee's Contractor shall be in writing signed by such person or persons. Trustee and the Trustee's Contractor may rely on any certification. notice or direction of Company that the Trustee or the Trustee's Contractor reasonably believes to have been signed by a duly authorized officer or agent of Company. Trustee and the Trustee's Contractor shall have no responsibility for acting or not acting in reliance upon any notification reasonably believed by Trustee or the Trustee's Contractor to have been signed by a duly authorized officer or agent of Company.

        (g) (2) After the engagement of a Trustee's Contractor (other than Trustee), the Trustee's Contractor shall promptly file with Trustee a certified list of the names and specimen signatures of the officers of the Trustee's Contractor and any delegate authorized to act for it. Trustee's Contractor shall promptly notify Trustee of the addition or deletion of any person's name to or from such list. Until receipt by Trustee of notice that any person is no longer authorized so to act, Trustee may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to Trustee shall be in writing signed by such person or persons. Trustee may rely on any such certification, notice or direction of the Trustee's Contractor that Trustee reasonably believes to have been signed by or on behalf of a duly authorized officer or agent of the Trustee's Contractor. Trustee shall have no responsibility for acting or not acting in reliance upon any notification reasonably believed by the Trustee to have been signed by a duly authorized officer or agent of the Trustee's Contractor.

        (h) Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

     (i) This Trust Agreement shall be binding upon and inure to the benefit of any successor(s) to Company and Trustee.

        (j) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

        (k) Communications to Trustee shall be sent to Dennis Kunisaki, or to such other address as Trustee may specify in writing. No communication shall be binding upon Trustee until it is received by Trustee. Communications to Company and the Trustee's Contractor shall be sent to the principal offices of Company or the Trustee's Contractor, as the case may be, or to such other address as Company or the Trustee's Contractor, as applicable, may specify in writing.

        (l) In the event the participants and beneficiaries in the Plans are determined generally to be subject to federal income tax on any amount in the Trust prior to the time of payment hereunder, the entire amount determined to be so taxable shall be distributed by Trustee to each affected participant or beneficiary. Company may, at its option, make such payments directly to affected participants and beneficiaries. An amount shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to a participant or beneficiary which is not appealed to the courts;
(b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) an opinion by counsel for Company reasonably acceptable to Trustee addressed to Company and Trustee, that, by reason of the Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decision or other substantial precedent, amounts hereunder are generally subject to federal income tax prior to payment; provided, that following a Change in Control, only an opinion by counsel selected by the Trustee's Contractor may be accepted by Trustee for purposes of (c). Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service against any participant or beneficiary and which it determines would affect participants or beneficiaries generally, including attorneys' fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service or by a lower court. Company also agrees to reimburse any participant or beneficiary, for any interest or penalties in respect of tax claims hereunder which it determines would affect participants or beneficiaries generally, upon receipt of documentation of same. Any distributions from the Trust to a participant or beneficiary under this Section 13(j) (other than reimbursements of interest or penalties referred to in the preceding sentence) shall reduce the benefits payable to such participant and/or beneficiary under the Plans.

        (m) In the event that Company shall fail to satisfy any obligation of Company to a Plan participant or beneficiary under this Trust Agreement, after reasonable notice and demand with respect thereto, and one or more participants or beneficiaries obtains a final determination by a court of competent jurisdiction that Company has so failed, such participant(s) or beneficiary(ies) shall be indemnified by the Company against reasonable and appropriate costs and expenses (including without limitation reasonable attorneys' fees and expenses) relating thereto and the Company shall be primarily liable for such payments. Interest on any Plan benefit payments which such court determines have been delayed to the extent interest or similar payments in an equal or greater amount are not provided in the Plans or by the court or otherwise shall also be paid by the Company. Such interest shall be calculated using a rate of interest equal to the rate of interest on ten (10) year United States Treasury obligations, as determined on the first day of each calendar quarter, compounded quarterly. If such costs, expenses and interest are not paid by the Company in a reasonably timely manner, such participant(s) or beneficiaries may obtain payment from the Trust.

        (n) In the event that Trustee or Company make payments of benefits to Plan participants as described herein, the respective payor shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities.

        (o) Nothing herein shall be construed as restricting or limiting in any way amendment of the Plans in accordance with the terms of the Plans.

     SECTION 14. EFFECTIVE DATE. The effective date of this Trust Agreement shall be the date of its execution set forth on page 1 of the Trust Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed on the date set forth on page 1 of this Trust Agreement.

                                            BARNETT BANKS, INC.



                                            By:  /s/ Donna D. Lange
                                                 -------------------------------
(CORPORATE SEAL)                            Title:  Secretary, Employee Benefits
                                                    Committee



ATTEST: /s/ Elizabeth Nana
       -----------------------------
Title:  Manager, Corporate Benefits
      ------------------------------

                                            U.S. TRUST COMPANY OF CALIFORNIA,
                                            N.A., as Trustee




                                            By:  /s/ Robert S. Cummings
                                               --------------------------------
(CORPORATE SEAL)                            Title:  Senior Vice President
                                                    ---------------------------


ATTEST:  /s/ Terry J. Colberg
       ------------------------
Title:   Vice President
      -------------------------

                                   APPENDIX A

        Supplemental Executive Retirement Plan

        Severance and Supplemental Tax Payments under the Company's Employment Agreements

        Supplemental Tax Payments Provided by Executive Option Agreements under the Company's Long Term Incentive Plan

        Management Security Plan


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